                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) [__]
                     --------------------------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

  A NATIONAL BANKING ASSOCIATION                         41-1592157
---------------------------------------      -----------------------------------
 (Jurisdiction of incorporation             (I.R.S. Employer Identification No.)
   if not U.S. national bank)

   420 MONTGOMERY STREET
 SAN FRANCISCO, CALIFORNIA                               94104-1207
----------------------------------------     -----------------------------------
(Address of principal executive offices)                 (Zip Code)


                              WELLS FARGO & COMPANY
                          LAW DEPARTMENT, TRUST SECTION
                                  MAC N9305-175
                   SIXTH STREET & MARQUETTE AVENUE, 17TH FLOOR
                          MINNEAPOLIS, MINNESOTA 55479
                                 (612) 667-4608
           (Name, address and telephone number of agent for services)
                     --------------------------------------

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
               (Exact name of obligor as specified in its charter)

          DELAWARE                                         75-2502290
----------------------------------------     -----------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
    of incorporation or organization)

      C/O SANDS HOTEL & CASINO
   INDIANA AVENUE & BRIGHTON PARK
      ATLANTIC CITY, NEW JERSEY                              08401
----------------------------------------     -----------------------------------
(Address of principal executive offices)                  (Zip Code)


                     --------------------------------------

                                3% NOTES DUE 2008
                       (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.  20219-0001

               Federal Deposit Insurance Corporation
               Washington, D.C. 20429-9990

               Federal Reserve Bank of San Francisco
               San Francisco, California 94120

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

NO RESPONSES ARE INCLUDED FOR ITEMS 3-14 OF THIS FORM T-1 BECAUSE THE OBLIGOR IS NOT IN DEFAULT AS PROVIDED UNDER ITEM 13.

ITEM 15.    FOREIGN TRUSTEE.        Not applicable.

ITEM 16.    LIST OF EXHIBITS.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibit 1: A copy of the Articles of Association of the trustee as now in effect.

            Exhibit 2: A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.

            Exhibit 3: A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated April 23, 1993.

            Exhibit 4:   Copy of the By-laws of the trustee as now in effect.

            Exhibit 5:   Not applicable.

            Exhibit 6: The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

            Exhibit 7: A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            Exhibit 8:   Not applicable.

            Exhibit 9:   Not applicable.

                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in City of Minneapolis and the State of Minnesota, on the 4th day of February, 2004.



                                  WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION


                                  By:  /s/ Jane Y. Schweiger
                                       -------------------------------
                                       Name:    Jane Y. Schweiger
                                       Title:   Vice President

                                                                       EXHIBIT 1

                             ARTICLES OF ASSOCIATION
                                       OF
                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                       (Effective as of November 21, 2003)

                                ARTICLE I - NAME

           The title of this Association shall be Wells Fargo Bank, National Association. The Association may also use the abbreviation Wells Fargo Bank, N.A.

                              ARTICLE II - OFFICES

           1. Main Office. The main office of this Association shall be in the City of San Francisco, County of San Francisco, State of California. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of San Francisco, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

           2. Branch Offices. The Board of Directors shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

           3. Conduct of Business. The general business of the Association shall be conducted at its main office and its branches.


                        ARTICLE III - BOARD OF DIRECTORS

           1. Number. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

           2. Qualification. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956.

           3. Vacancy. The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of shareholders, fill vacancies created by the death, incapacity or resignation of any director and by the vote of a majority of the full Board may also, between annual meetings of shareholders, increase the membership of the Board by not more than four members and by like vote appoint qualified persons to fill the vacancies created thereby; provided, however, that at no time shall there be more than twenty-five directors of this Association; and provided further, however, that not more than two members may be added to the Board of Directors in the event that the total number of directors last elected by shareholders was fifteen or less.

           4. Appointment of Officers. The Board of Directors shall appoint one of its members President of this Association, who shall act as Chairman of the Board, unless the Board appoints another director to act as Chairman. In the event the Board of Directors shall appoint a President and a Chairman, the Board shall designate which person shall act as the chief executive officer of this Association. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

           5. Powers. The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which the increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.


                      ARTICLE IV - MEETINGS OF SHAREHOLDERS

           1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office, or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

           2. Special Meetings. The Board of Directors, the Chairman, the President, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time.

           3. Notice of Meetings. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.

           4 Written Consents. Any action required or permitted to be taken at an annual or special meeting of the shareholders of the Association may be taken without prior written notice and without any meeting if such action is taken by written action, containing a waiver of notice, signed by all of the shareholders entitled to vote on that action.


                               ARTICLE V - CAPITAL

           1. Capitalization. The amount of authorized capital stock of this Association shall be $1,122,000,000, divided into 112,200,000 shares of common stock of the par value of Ten Dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

           2. Voting Rights. Each holder of common stock of the Association shall be entitled to vote on all matters, one vote for each share of common stock held by such holder. No holder of shares of the capital stock of any class of this Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

          3. Debt Obligations. The Association, at any time and from time to time, may authorize and issue debt obligations, whether or nor subordinated, without the approval of the shareholders.


                        ARTICLE VI - PERPETUAL EXISTENCE

           The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.


                          ARTICLE VII - INDEMNIFICATION

           To the extent permitted by 12 CFR 7.2014 and consistent with the requirements of 12 USC 1828(k) and the implementing regulations thereunder:

           (a) Elimination of Certain Liability of Directors. A director of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Association or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

           (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than said law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Association shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Association may, by action of its Board of Directors, provide indemnification to employees and agents of the Association with the same scope and effect as the foregoing indemnification of directors and officers.

               (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

               (3) Insurance. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


                            ARTICLE VIII - AMENDMENT

           These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of holders of such greater amount.

                                                                       EXHIBIT 2


--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------
Washington, D.C.  20219


                       CERTIFICATE OF CORPORATE EXISTENCE


I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "Wells Fargo Bank, National Association," San Francisco, California, (Charter No. 1741) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                         IN TESTIMONY WHEREOF, I have

                         hereunto subscribed my name and caused

                         my seal of office to be affixed to these

                         presents at the Treasury Department in the

                         City of Washington and District of

                         Columbia, this 28th day of November,

                         2001.

[GRAPHIC OMITTED]

                         /s/ John D. Hawke, Jr.
                         -------------------------------
                         Comptroller of the Currency

                                                                       EXHIBIT 3



--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------
Western District Office
50 Fremont Street, Suite 3900
San Francisco, CA  94105-2292


                       CERTIFICATE OF CORPORATE EXISTENCE
                            (WITH FIDUCIARY POWERS)


I, JOHN C. BEERS, on behalf of the Office of the Comptroller of the Currency, hereby certifiy that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Stantutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations;

2. Wells Fargo Bank, National Association, San Francisco, California, Charter Number 1741, is a National Banking Association formed under the laws of the National Banking Association formed under the laws of the United States of America and authorized hereunder and continues to hold authority to transact the business of banking (and to act in all fiduciary capacities) permitted thereby on the date of this certificate.

                                 IN TESTIMONY WHEREOF, I have hereunto
                                 subscribed my name and caused the seal of the Office of the Comptroller of the Currency, in the City of San Francisco, California, to be affixed this 23rd day of April, A.D. 1993.

                                 /s/ John C. Beers
                                 --------------------------------
                                 JOHN C. BEERS
                                 Manager, Licensing

                                                                       EXHIBIT 4



                                     BY-LAWS
                                       OF
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                         (As amended November 25, 2003)

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         Section 1.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Association in San Francisco, California, or such other place as the Board of Directors may designate, at 2:00 p.m., on the second Thursday of January in each year. If for any cause the annual meeting of shareholders for the election of directors is not held on the date fixed in this by-law, such meeting may be held at some other time designated by the Board of Directors, notice thereof having been given in accordance with the requirements of 12 U.S.C. (Section)75, and the meeting conducted according to the provisions of these by-laws.

         Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, if any, the President, or any one or more shareholders owning in the aggregate not less than twenty-five percent of the then outstanding shares, as provided in Article IV of the Articles of Association.

         Section 1.3 Notice of Meetings. A notice of each annual or special shareholders' meeting, setting forth the time, place, and purpose of the meeting, shall be given, by first-class mail, postage prepaid, to each shareholder of record at least ten days prior to the date on which such meeting is to be held; but any failure to mail such notice of any annual meeting, or any irregularity therein, shall not affect the validity of such annual meeting or of any of the proceedings thereat. Notwithstanding anything in these by-laws to the contrary, a valid shareholders' meeting may be held without notice whenever notice thereof shall be waived in writing by all shareholders, or whenever all shareholders shall be present or represented at the meeting.

         Section 1.4 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, and may transact any business except such as may, under the provisions of law, the Articles of Association, or these by-laws, require the vote of holders of a greater number of shares. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 1.5 Proxies and Voting Rights. At each meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, which proxy shall be valid for that meeting or any adjournments thereof, shall be dated, and shall be filed with the records of the meeting. No officer or employee of this Association may act as proxy. Each shareholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the Association. Voting for the election of directors and voting upon any other matter which may be brought before any shareholders' meeting may, but need not, be by ballot, unless voting by ballot be requested by a shareholder present at the meeting.

         Section 1.6 Proceedings and Record. The Chairman of the Board, if any, shall preside at all meetings of the shareholders or, in case of his absence or inability to act, the President or, in case of the absence or inability to act of both of them, any Vice President may preside at any such meeting. The presiding officer shall appoint a person to act as secretary of each shareholders' meeting; provided, however, that the shareholders may appoint some other person to preside at their meetings or to act as secretary thereof. A record of all business transacted shall be made of each shareholders' meeting showing, among other things, the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, the names of the proxies, the number of shares voted on each motion or resolution and the number of shares voted for each candidate for director. This record shall be entered in the minute book of the Association and shall be subscribed by the secretary of the meeting.

         Section 1.7 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Association may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.


                                   ARTICLE II

                                    DIRECTORS

         Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

         Section 2.2 Number and Qualifications. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

         Each director shall, during the full term of his directorship, be a citizen of the United States. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956, as amended.

         Section 2.3 Organization Meeting. A meeting of the newly elected Board shall be held, without notice, immediately following the adjournment of the annual meeting of the shareholders, or at such other time and at such place to which said meeting may be adjourned. No business shall be transacted at any such meeting until a majority of the directors elected shall have taken an oath of office as prescribed by law, and no director elected shall participate in the business transacted at any such meeting of the Board until he shall have taken said oath. If at any such meeting there is not a quorum of the directors present who shall have taken the oath of office, the members present may adjourn the meeting from time to time until a quorum is secured. At such meeting of the newly elected Board, if a quorum is present, the directors may elect officers for the ensuing year and transact any and all business which may be brought before them.

         Section 2.4 Regular Meetings. The regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day.

         Section 2.5 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary, and shall be called at the request of one-third or more of the directors.

         Section 2.6 Notice of Meetings. Each member of the Board shall be given not less than one day's notice by telephone, facsimile, letter, electronic mail or in person, stating the time and place of any regular or special meeting; such notice may, but need not, state the purpose of said meeting. Notwithstanding anything in these by-laws to the contrary, a valid directors' meeting may be held without notice whenever notice thereof shall be waived in writing by all of the directors, or whenever all of the directors are present at the meeting.

         Section 2.7 Quorum and Voting. A majority of the directors shall constitute a quorum at all directors' meetings. Except where the vote of a greater number of directors is required by the Articles of Association, these by-laws or under provisions of law, the vote of a majority of the directors at a meeting at which a quorum is present shall be sufficient to transact business.

         Section 2.8 Proceedings and Record. The Chairman of the Board, if such officer shall have been designated by the Board, shall preside at all meetings thereof, and in his absence or inability to act (or if there shall be no Chairman of the Board) the President, and in his absence or inability to act any other director appointed chairman of the meeting pro tempore, shall preside at meetings of the directors. The Secretary, or any other person appointed by the Board, shall act as secretary of the Board and shall keep accurate minutes of all meetings.

         Section 2.9 Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a regular or special Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.9 constitutes presence in person at the meeting.

         Section 2.10 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of the Association may be taken without a meeting by written action signed by all of the directors.

         Section 2.11 Vacancies. Any vacancy in the Board may be filled by appointment at any regular or special meeting of the Board by the remaining directors in accordance with the laws of the United States or by action of the shareholders in accordance with Article I of these by-laws. Any director so appointed shall hold his place until the next election.


                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         Section 3.1 Executive Committee. The Board may appoint annually or more often an Executive Committee consisting of two or more directors. In the event an Executive Committee is appointed, the Executive Committee shall have the power to approve, review, and delegate authority to make loans and otherwise extend credit and to purchase and sell bills, notes, bonds, debentures and other legal investments and to establish and review general loan and investment policies. In addition, when the Board is not in session, the Executive Committee shall have the power to exercise all powers of the Board, except those that cannot legally be delegated by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present.

         Section 3.2 Trust Committees. The Board shall appoint a Trust Audit Committee which shall, at least once during each calendar year, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board and at such time shall ascertain and report to the Board whether said Department has been administered in accordance with applicable laws and regulations and sound fiduciary principles. Every report to the Board under this section, together with the action taken thereon, shall be noted in the minutes of the Board. The Board shall from time to time appoint such other committees of such membership and with such powers and duties as it is required to appoint under the provisions of Regulation 9 issued by the Comptroller of the Currency relating to the trust powers of national banks, or any amendments thereto, and may appoint such other committees of such membership and with such powers and duties as the Board may provide and as are permitted by said Regulation 9, or any amendments thereto.

         Section 3.3 Other Committees. The Board, by a majority vote of the whole Board, may create from its own members or (to the extent permitted by applicable statutes, laws and regulations) from its own members and/or officers or employees of the Association such other committees as it may from time to time deem necessary, and may designate the name and term of existence and prescribe the duties thereof.

         Section 3.4 Proceedings and Record. Each committee appointed by the Board may hold regular meetings at such time or times as may be fixed by the Board or by the committee itself. Special meetings of any committee may be called by the chairman or vice chairman or any two members thereof. The Board may, at the time of the appointment of any committee, designate alternate or advisory members, designate its chairman, vice chairman, and secretary, or any one or more thereof, and the committee itself may appoint such of said officers as have not been so designated by the Board if they deem such appointment necessary or advisable. The secretary may but need not be a member of the committee. The Board may at any time prescribe or change the number of members whose presence is required to constitute a quorum at any or all meetings of a committee. The quorum so prescribed need not be a majority of the members of the committee. If no quorum is prescribed by the Board, the presence of a majority of the members of the committee shall be required to constitute a quorum. Each committee shall keep such records of its meetings and proceedings as may be required by law or applicable regulations and may keep such additional records of its meetings and proceedings as it deems necessary or advisable, and each committee may make such rules of procedure for the conduct of its own meetings and the method of discharge of its duties as it deems advisable. Each committee appointed by the Board may appoint subcommittees composed of its own members or other persons and may rely on information furnished to it by such subcommittees or by statistical or other fact-finding departments or employees of this Association, provided that final action shall be taken in each case by the committee. Any action required or permitted to be taken at a meeting of any such committee or subcommittee may be taken without a meeting by written action signed by all of the members of such committee or subcommittee.


                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         Section 4.1 Appointment of Officers. The Board shall appoint a President, one or more Vice Presidents and a Secretary and may appoint a Chairman of the Board and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Only directors shall be eligible for appointment as President or Chairman of the Board. If a director other than the President is appointed Chairman of the Board, the Board shall designate either of these two officers as the chief executive officer of this Association. Any officer designated by the Director of Human Resources as the head of a business or staff group may appoint officers at the rank of Senior Vice President, Managing Director or below, and any such designated officer may delegate this authority to another officer.

         Section 4.2 Tenure of Office. Officers shall hold their respective offices for the current year for which they are appointed unless they resign, become disqualified or are removed. Any officer appointed by the Board may be removed at any time by the affirmative vote of a majority of the full Board or in accordance with authority granted by the Board. Any officer appointed by another officer may be removed at any time by the filing of a written notice by the appointing officer with the Secretary. During the year between its organization meetings, the Board may appoint additional officers and shall promptly fill any vacancy occurring in any office required to be filled.

         Section 4.3 Chief Executive Officer. The chief executive officer shall supervise the carrying out of policies adopted or approved by the Board, shall have general executive powers as well as the specific powers conferred by these by-laws, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

         Section 4.4 Secretary. The Secretary shall attend to the giving of all notices required by these by-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

         Section 4.5 General Authority and Duties. Officers shall have the general powers and duties customarily vested in the office of such officers of a corporation and shall also exercise such powers and perform such duties as may be prescribed by the Articles of Association, by these by-laws, or by the laws or regulations governing the conduct of the business of national banking associations, and shall exercise such other powers and perform such other duties not inconsistent with the Articles of Association, these by-laws or laws or regulations as may be conferred upon or assigned to them by the Board or the chief executive officer.

         Section 4.6 Employees and Agents. Subject to the authority of the Board, the chief executive officer, or any other officer of the Association authorized by him or by the Board, may appoint or dismiss all or any employees and agents and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

         Section 4.7 Bonds of Officers and Employees. The officers and employees of this Association shall give bond with security to be approved by the Board in such penal sum as the Board shall require, as a condition for the faithful and honest discharge of their respective duties and for the faithful application and accounting of all monies, funds and other property which may come into their possession or may be entrusted to their care or placed in their hands. In the discretion of the Board in lieu of having individual bonds for each officer and employee, there may be substituted for the bonds provided for herein a blanket bond covering all officers and employees providing coverage in such amounts and containing such conditions and stipulations as shall be approved by the chief executive officer of this Association or his delegate but subject to the supervision and control of the Board.


                                    ARTICLE V

                          STOCK AND STOCK CERTIFICATES

         Section 5.1 Transfers. Shares of stock shall be transferable only on the books of the Association upon surrender of the certificate for cancellation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

         Section 5.2 Stock Certificates. Certificates of stock shall be signed by the Chairman of the Board, if any, the President or a Vice President and the Secretary or any other officer appointed by the Board for that purpose, and shall be sealed with the corporate seal. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed, and shall meet the requirements of 12 U.S.C. (Section)52, as amended.

         Section 5.3 Dividends. Transfers of stock shall not be suspended preparatory to the declaration of dividends and, unless an agreement to the contrary shall be expressed in the assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the time of the declaration of the dividends or on such record date as may be fixed by the Board.

         Section 5.4 Lost Certificates. In the event of loss or destruction of a certificate of stock, a new certificate may be issued in its place upon proof of such loss or destruction and upon receipt of an acceptable bond or agreement of indemnity as may be required by the Board.


                                   ARTICLE VI

                                 CORPORATE SEAL

         Section 6.1 Form. The corporate seal of the Association shall have inscribed thereon the name of the Association.

         Section 6.2 Authority to Impress. The Chairman of the Board, if any, the President, the Secretary, any Assistant Secretary or other officer designated by the Board shall have authority to impress or affix the corporate seal to any document requiring such seal, and to attest the same.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1 Banking Hours. The days and hours during which this Association shall be open for business shall be fixed from time to time by the Board, the Chairman of the Board, if any, or the President, consistent with national and state laws governing banking and business transactions.

         Section 7.2 Execution of Written Instruments. The execution, acknowledgement, verification, delivery or acceptance on behalf of this Association of agreements, instruments, and other documents relating to or affecting the property or business and affairs of this Association, or of this Association when acting in any representative or fiduciary capacity, shall be binding upon this Association if signed on its behalf by (i) any two of the following officers: the Chairman of the Board, if any, the President, any Vice Chairman, any Executive Vice President or any Senior Managing Director or (ii) any one of the foregoing officers signing jointly with any Managing Director or any Senior Vice President. Whenever any other officer or person shall be authorized to execute any agreement, instrument or other document by resolution of the Board of Directors, or by the chief executive officer, or by any officer or committee designated by the chief executive officer, or by any two of the officers identified in the immediately preceding sentence, such execution by such other officer or person shall be equally binding upon this Association.

         Section 7.3 Records. The Articles of Association, these by-laws, and any amendments thereto, and the proceedings of all regular and special meetings of the directors and of the shareholders shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the person appointed to act as secretary of the meeting.

         Section 7.4 Fiscal Year. The fiscal year of the Association shall be the calendar year.

         Section 7.5 Corporate Governance Procedures. In accordance with 12 C.F.R. Section 7.2000, to the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, this Association designates and elects to follow the corporate governance procedures of the Delaware General Corporation Law, as amended from time to time.

         Section 7.6 Indemnification. The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. Section 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. Section 1828(k) and its implementing regulations.

         The Association may indemnify an institution-affiliated party for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the provisions set forth in the Association's Articles of Association, which provisions are in accordance with the Delaware General Corporation Law, provided such payments are consistent with safe and sound banking practices.

         Section 7.7. Ownership Interests in Other Entities. With respect to any corporation, limited liability company, partnership or any other legal entity in which the Bank has or may acquire an ownership interest, the Chairman of the Board, if any, the President, the Chief Financial Officer or the Treasurer, acting alone, or any other officer or officers appointed from time to time by the Board of Directors or the Executive Committee thereof, may (a) personally authorize, sign and deliver on behalf of the Bank or authorize another person to sign and deliver on behalf of the Bank (i) any proxy, written consent, ballot or other similar instrument solicited by the entity from its owners, (ii) any stock power, assignment, bill of sale or other instrument transferring all or any part of the Bank's ownership of the entity or any agreement, instrument or other document relating thereto, (iii) any purchase of stock or other ownership interest in or contribution to the capital of such entity or any agreement, instrument or other document authorizing or evidencing the same and (iv) any agreement, consent, waiver or other document or instrument sought by the entity or an owner from the owners of the entity and (b) without limiting the generality of the foregoing, personally take, or authorize another person to take, any other action on behalf of the Bank as an owner of such entity.

                                  ARTICLE VIII

                                     BY-LAWS

         Section 8.1 Inspection. A copy of these by-laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

         Section 8.2 Amendments. These by-laws may be changed or amended at any regular or special meeting of the Board by a vote of a majority of the full Board or at any regular or special meeting of shareholders by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.





WFBBylaws

                                                                       EXHIBIT 6



February 4, 2004


Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                 Very truly yours,

                                 WELLS FARGO BANK,
                                 NATIONAL ASSOCIATION


                                 By: /s/ Jane Y. Schweiger
                                    ---------------------------------------
                                    Name:   Jane Y. Schweiger
                                    Title:  Vice President

                                                                       EXHIBIT 7

                       Consolidated Report of Condition of

                  Wells Fargo Bank National Association of 420
                   Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
     at the close of business September 30, 2003, filed in accordance with
                   12 U.S.C. (Section)161 for National Banks.


                                                                                                               Dollar Amounts
                                                                                                               In Millions
                                                                                                               -----------
ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin                                                        $  8,567
     Interest-bearing balances                                                                                    1,428
Securities:
     Held-to-maturity securities                                                                                      0
     Available-for-sale securities                                                                               13,007
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold in domestic offices                                                                         176
     Securities purchased under agreements to resell                                                                 58
Loans and lease financing receivables:
     Loans and leases held for sale                                                                              36,220
     Loans and leases, net of unearned income                                         137,569
     LESS: Allowance for loan and lease losses                                          1,267
     Loans and leases, net of unearned income and allowance                                                     136,302
Trading Assets                                                                                                    6,839
Premises and fixed assets (including capitalized leases)                                                          1,515
Other real estate owned                                                                                              82
Investments in unconsolidated subsidiaries and associated companies                                                 285
Customers' liability to this bank on acceptances outstanding                                                         76
Intangible assets
     Goodwill                                                                                                     5,379
     Other intangible assets                                                                                      6,233
Other assets                                                                                                      8,209

                                                                                                               --------
Total assets                                                                                                   $224,376
                                                                                                               ========

LIABILITIES
Deposits:
     In domestic offices                                                                                       $121,516
          Noninterest-bearing                                                               30,651
          Interest-bearing                                                                  90,865
     In foreign offices, Edge and Agreement subsidiaries, and IBFs                                               17,499
          Noninterest-bearing                                                                    3
          Interest-bearing                                                                  17,496
Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices                                                                 33,033
     Securities sold under agreements to repurchase                                                                 383

                                                                                               Dollar Amounts
                                                                                               In Millions
                                                                                               -----------
Trading liabilities                                                                               4,855
Other borrowed money
  (includes mortgage indebtedness and obligations under capitalized leases)                      13,466
Bank's liability on acceptances executed and outstanding                                             76
Subordinated notes and debentures                                                                 6,905
Other liabilities                                                                                 7,160
                                                                                               --------
Total liabilities                                                                              $204,893

Minority interest in consolidated subsidiaries                                                       41

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                         0
Common stock                                                                                        520
Surplus (exclude all surplus related to preferred stock)                                         13,289
Retained earnings                                                                                 5,811
Accumulated other comprehensive income                                                             (178)
Other equity capital components                                                                       0

                                                                                               --------
Total equity capital                                                                             19,442
                                                                                               --------
Total liabilities, minority interest, and equity capital                                       $224,376
                                                                                               ========


I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.



                                                                 James E. Hanson
                                                                  Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                      Directors
Clyde Ostler